UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (253) 926-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On July 20, 2005, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (c)       Exhibits

        99.1     Press Release of Rainier Pacific Financial Group, Inc. dated July 20, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: July 20, 2005                             /s/John A. Hall
                                                            John A. Hall
                                                            President and Chief Executive Officer
                                                           (Principal Executive Officer)

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EXHIBIT 99.1

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                                                                                                                                                    For more information, contact:
                                                                                                                                                    John Hall: (253) 926-4007
                                                                                                                                                    jhall@rainierpac.com
**For Immediate Release**                                                                                                                  or
                                                                                                                                                    Vic Toy: (253) 926-4038
                                                                                                                                                    vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc. Reports Second Quarter Earnings

Tacoma, Washington - July 20, 2005 - Rainier Pacific Financial Group, Inc. (the "Company") (NASDAQ: RPFG) today announced earnings for its second fiscal quarter ended June 30, 2005. Net income was $635,000, or $0.10 per diluted share, compared to net income of $972,000, or $0.12 per diluted share, for the same period in 2004. For the six months ended June 30, 2005, the Company's net income was $1.4 million, or $0.22 per diluted share, compared to net income of $1.7 million, or $0.22 per diluted share, for the same period in 2004.

At June 30, 2005, the Company's total assets were $769.4 million, up 2.3% from $751.8 million at December 31, 2004.

The Company's revenue (net interest income before provisions for loan losses plus non-interest income) for the quarter ended June 30, 2005 was $7.7 million, compared to $9.2 million for the same period a year ago. Net interest income before the provision for loan losses for the quarter ended June 30, 2005 was $6.0 million, compared to $7.5 million for the quarter ended June 30, 2004. The

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Company's net interest margin was 3.33% for the quarter ended June 30, 2005, compared to 4.23% for the same quarter in fiscal 2004 and 3.59% for the quarter ended March 31, 2005. The net interest margin continued to contract primarily as a result of the effects of a flattening yield curve and higher costs of deposits and borrowed funds. For the quarter ended June 30, 2005, the yield on loans was 6.63%, compared to 6.55% for the quarter ended March 31, 2005 and 6.83% for the quarter ended June 30, 2004. Average cost of deposits and borrowed funds were 1.92% and 3.62% for the quarter ended June 30, 2005, compared to 1.59% and 3.36% for the quarter ended March 31, 2005 and 1.23% and 2.62% for the quarter ended June 30, 2004, respectively.

Non-interest income was $1.7 million for the second quarter ended June 30, 2005, relatively unchanged compared to the same quarter in 2004. The Company's non-interest expenses were $6.6 million for the quarter ended June 30, 2005, or 8.0% less than the $7.1 million of non-interest expenses during the same quarter in 2004.

Total shareholders' equity at June 30, 2005 was $88.5 million, compared to $98.8 million at December 31, 2004. The reduction in shareholder's equity was primarily the result of the Company's purchase and retirement of 678,494 shares of its outstanding common stock during the first six months of 2005, at an aggregate cost of $11.8 million. During the second quarter ended June 30, 2005, the Company purchased 12,600 of those shares at an average price per share of $15.31 for an aggregate amount of $193,000. At June 30, 2005, the Company had the authority to purchase an additional 8,216 shares of common stock under its currently approved stock repurchase program.

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At June 30, 2005, the Company's book value per share was $13.76 per share based upon 6,428,762 outstanding shares. The number of outstanding shares includes 262,240 restricted shares granted under the Company's "2004 Management Recognition Plan" that have not yet vested and excludes 560,004 shares held by the "Rainier Pacific 401(k) Employee Stock Ownership Plan" that have not yet been allocated to the plan's participants.

Total loans increased to $516.0 million at June 30, 2005, compared to $498.2 million and $502.7 million at March 31, 2005 and December 31, 2004, respectively. At June 30, 2005, the loan portfolio consisted of 29.6% commercial real estate loans, 24.7% multi-family real estate loans, 17.2% one- to four-family real estate loans, 14.8% consumer loans, 6.6% real estate construction loans, 5.9% home equity loans, and 1.2% commercial business loans.

Total loan originations during the quarter ended June 30, 2005 were $57.8 million, compared to $81.9 million for the same period last year. The Company continued to focus on generating commercial, multi-family, and residential real estate construction loans, which represented $38.1 million, or 66.0% of total loan originations during the second quarter of 2005.

The Company sold $3.4 million of single-family loans during the second quarter of 2005, compared to $10.6 million during the same period in 2004. During the six months ended June 30, 2005, the Company sold $19.6 million of single-family loans, compared to $15.2 million during the same period in 2004. The portfolio of loans serviced for others was $103.9 million at June 30, 2005, compared to $99.4 million at December 31, 2004.

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The credit quality of the Company's loan portfolio remained good, with net charge-offs of $378,000 for the quarter ended June 30, 2005, compared to $255,000 for the quarter ended March 31, 2005 and $512,000 for the quarter ended June 30, 2004. Loans more than 30 days delinquent as a percentage of total loans were 0.25% at June 30, 2005, compared to 0.30% at March 31, 2005 and 0.40% at December 31, 2004. Non-performing loans (non-accrual loans and loans 90 days or more past due) were $156,000, or 0.03% of total loans at June 30, 2005, compared to $92,000, or 0.02% of total loans at March 31, 2005, and $303,000, or 0.06% of total loans at December 31, 2004. Non-performing assets were $207,000, or 0.03% of total assets at June 30, 2005, compared to $101,000, or 0.01% of total assets at March 31, 2005, and $357,000, or 0.05% of total assets at December 31, 2004. The allowance for loan losses totaled $8.8 million at June 30, 2005, representing an allowance to total loans ratio of 1.71%, slightly lower than the $9.0 million allowance at both March 31, 2005 and December 31, 2004.

The continued improvement in credit quality of the Company's loan portfolio, demonstrated by relatively low delinquencies and charge-offs, enabled the Company to reduce its provision for loan losses to $150,000 for the quarter ended June 30, 2005, compared to the $300,000 provision made for the quarter ended March 31, 2005, and the $600,000 provision for the same period one year ago.

The Company's investment securities portfolio at June 30, 2005, excluding Federal Home Loan Bank stock, was $197.0 million, or 12.0% less than the $223.9 million portfolio at June 30, 2004; however, it was 3.1% greater than the $191.0 million portfolio at December 31, 2004.

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Total deposits increased $12.0 million, or 3.3%, to $373.8 million during the quarter, compared to $361.8 million at March 31, 2005 and $344.9 million at December 31, 2004. Core deposits (comprised of checking, savings, money market, and individual retirement accounts) totaled $182.5 million, or 48.8% of total deposits at June 30, 2005. The average cost of deposits was 1.92% and 1.59% for the quarters ended June 30, 2005 and March 31, 2005, respectively. Borrowed funds were $299.6 million at June 30, 2005, unchanged from March 31, 2005 and slightly greater than $295.7 million at December 31, 2004. The average cost of borrowed funds was 3.62% and 3.36% for the quarters ended June 30, 2005 and March 31, 2005, respectively.

"The further flattening of the yield curve and rising short-term rates caused the Company's interest rate margin to further compress during the second quarter. We anticipate that the pressure on the Company's interest margin will moderate as increases in short-term interest rates slow. With improving loan demand, we expect to continue growing our residential construction, commercial, and multi-family real estate loan portfolios during the balance of the year, while keeping loan quality favorable. Our thirteenth full-service branch in the Proctor district of Tacoma is expected to open on August 29, 2005, and our fourteenth branch office in Federal Way is projected to open in the second quarter of 2006, as we continue our focus on growing retail deposits in the markets we serve," said John Hall, President/CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Savings Bank, a Tacoma-based state chartered savings bank operating 12 branch offices in the Tacoma-Pierce County and Federal Way areas of Western Washington.

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For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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Rainier Pacific Financial Group, Inc. & Subsidiary Consolidated Statement of Income (Dollars in Thousands)
	At June 30,	At March 31,	At December 31,
	2005	2005	2004
ASSETS	(unaudited)	(unaudited)	(audited)
ASSETS:
Cash and cash equivalents	$ 7,499	$ 8,502	$ 8,927
Interest-bearing deposits with banks	416	443	1,271
Securities available-for-sale	109,682	111,100	97,436
Securities held-to-maturity (fair value of $86,624 at June 30, 2005, $88,735 at March 31, 2005, and $92,779 at December 31, 2004)	87,285	90,637	93,540
Federal Home Loan Bank ("FHLB") stock, at cost	13,712	13,579	13,374

Loans	515,995	498,154	502,719
Less: allowance for loan losses	(8,799)	(9,027)	(8,981)
Loans, net	507,196	489,127	493,738

Premises and equipment, net	34,654	34,436	34,684
Accrued interest receivable	3,412	3,177	3,354
Other assets	5,562	5,121	5,452

TOTAL ASSETS	$ 769,418	$ 756,122	$ 751,776

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$ 28,028	$ 31,567	$ 29,654
Interest-bearing	345,777	330,191	315,262
Total Deposits	373,805	361,758	344,916

Borrowed funds	299,559	299,639	295,722
Corporate drafts payable	3,433	3,012	3,839
Accrued compensation and benefits	1,972	1,122	1,828
Other liabilities	2,176	3,055	6,665

TOTAL LIABILITIES	680,945	668,58	652,970

SHAREHOLDERS' EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,988,766 shares issued and 6,167,797 shares outstanding at June 30, 2005; 7,003,366 shares issued and 6,146,918 shares outstanding at March 31, 2005; and 7,672,260 shares issued and 6,779,634 shares outstanding at December 31, 2004	53,532	53,397	64,672
Unearned Employee Stock Ownership Plan ("ESOP") shares	(5,600)	(5,770)	(5,940)
Accumulated other comprehensive loss, net of tax	(802)	(1,216)	(725)
Retained earnings	41,343	41,125	40,799

TOTAL SHAREHOLDERS' EQUITY	88,473	87,536	98,806

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 769,418	$ 756,122	$ 751,776

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Rainier Pacific Financial Group, Inc. & Subsidiary Consolidated Statement of Income (Dollars in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
INTEREST INCOME
Loans	$ 8,364	$ 8,030	$ 16,537	$ 15,863
Securities available-for-sale	1,129	1,105	2,145	1,949
Securities held-to-maturity	812	1,019	1,654	1,987
Interest-bearing deposits	5	1	9	2
Federal Home Loan Bank stock dividends	-	124	54	238
Total interest income	10,310	10,279	20,399	20,039
INTEREST EXPENSE
Deposits	1,599	966	2,856	1,795
Borrowed funds	2,723	1,820	5,193	3,574
Total interest expense	4,322	2,786	8,049	5,369
Net interest income	5,988	7,493	12,350	14,670
PROVISION FOR LOAN LOSSES	150	600	450	1,500
Net interest income after provision for loan loss	5,838	6,893	11,900	13,170
NON-INTEREST INCOME
Deposit service fees	971	1,069	1,845	1,923
Loan service fees	238	203	456	477
Insurance service fees	133	135	300	294
Investment service fees	124	70	256	155
Gain (loss) on sale of securities, net	(2)	-	(2)	179
Gain on sale of loans, net	109	144	316	282
Gain (loss) on sale of premises and equipment, net	(2)	43	286	82
Other operating income	120	17	204	20
Total non-interest income	1,691	1,681	3,661	3,412
NON-INTEREST EXPENSE
Compensation and benefits	3,604	3,588	7,171	6,888
Office operations	1,312	1,240	2,752	2,498
Occupancy, net	472	357	960	701
Loan servicing	132	114	236	193
Outside and professional services	403	744	705	1,757
Marketing	238	314	563	723
Other operating expenses	408	776	1,055	1,260
Total non-interest expense	6,569	7,133	13,442	14,020

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	960	1,441	2,119	2,562

PROVISION FOR FEDERAL INCOME TAX	325	469	719	836

NET INCOME	$ 635	$ 972	$ 1,400	$ 1,726

EARNINGS PER COMMON SHARE
Basic	$ 0.10	$ 0.12	$ 0.22	$ 0.22
Diluted	$ 0.10	$ 0.12	$ 0.22	$ 0.22
Weighted average shares outstanding - Basic	6,148,455(1)	7,708,216(2)	6,294,499(1)	7,747,433(2)
Weighted average shares outstanding - Diluted	6,150,112(1)	7,708,216(2)	6,316,767(1)	7,747,433(2)

(1) Weighted average shares outstanding (both Basic and Diluted) include 67,335 shares of the 328,300 restricted shares granted and issued under the "2004 Management Recognition Plan" ("MRP").

(2) Weighted average shares outstanding (both Basic and Diluted) include 1,310 shares of the 336,800 restricted shares granted and issued under the MRP. Diluted weighted average shares outstanding exclude the impact of 680,000 options (with an exercise price of $16.26 per share) granted under the 2004 Stock Option Plan and 335,490 of restricted shares granted under the MRP, as a result of such options and restricted shares not being dilutive at June 30, 2004.

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Rainier Pacific Financial Group, Inc. & Subsidiary Selected Information and Ratios (Dollars in Thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Loan growth	3.58%	6.17%	2.64%	7.11%
Deposit growth	3.33%	2.12%	8.38%	9.37%
Equity growth (decline)	1.07%	(5.71)%	(10.46%)	(4.78%)
Asset growth	1.76%	4.24%	2.35%	10.99%

Net interest margin	3.33%	4.23%	3.47%	4.28%
Increase (decrease) in non-interest income	0.59%	(13.53%)	7.30%	(11.93%)
Increase (decrease) in non-interest expense	(7.91%)	10.55%	(4.12%)	15.90%
Net charge-offs to average loans	0.30%	0.44%	0.25%	0.46%
Efficiency ratio	85.54%	77.75%	83.95%	77.54%
Return on assets (ROA)	0.33%	0.52%	0.37%	0.48%
Return on equity (ROE)	2.88%	3.44%	3.08%	(4.20%)

Yield on loans	6.63%	6.83%	6.59%	6.91%
Yield on investments	3.92%	3.81%	3.89%	3.74%
Yield on FHLB stock	0.00%	4.01%	0.80%	3.97%

Cost of deposits	1.92%	1.23%	1.76%	1.19%
Cost of borrowed funds	3.62%	2.62%	3.49%	2.74%

Yield on interest-earning assets	5.75%	5.82%	5.74%	5.87%
Cost of interest-bearing liabilities	2.73%	1.89%	2.59%	1.91%
Net interest spread	3.02%	3.93%	3.15%	3.96%

Loans originated	$ 57,830	$ 81,866	$ 100,496	$ 124,124
Loans sold	$ 3,411	$ 10,633	$ 19,582	$ 15,191
Loans charged-off, net	$ 378	$ 512	$633	$ 1,055

Shares outstanding at end of period	6,428,762(1)	7,814,026(2)	6,428,762(1)	7,814,026(2)
Book value per share	$ 13.76	$ 13.96	$ 13.76	$ 13.96

Net interest margin-quarter ended 06/30/2005	3.33%
Net interest margin-quarter ended 03/31/2005	3.59%
Net interest margin-quarter ended 12/31/2004	3.72%
Net interest margin-quarter ended 09/30/2004	3.99%
Net interest margin-quarter ended 06/30/2004	4.23%

  Shares outstanding at the end of the period shown represent all 6,988,766 shares issued (including a total of 262,240 unvested restricted shares granted under the MRP), less 560,004 unallocated shares under the ESOP.

  Shares outstanding at the end of the period shown represent all 8,441,926 shares issued (including a total of 336,800 unvested restricted shares granted under the MRP), less 627,900 unallocated shares under the ESOP.

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Rainier Pacific Financial Group, Inc. & Subsidiary Selected Information and Ratios (Dollars in Thousands)

	As of June 30,	As of March 31,	As of December 31,
	2005	2005	2004

Loans/Deposits	138.04%	137.70%	145.75%
Equity/Assets	11.50%	11.58%	13.14%
Non-performing assets:
Loans 90 days or more past due	$156	$ 92	$ 303
Repossessed assets	51	9	54
Other real estate owned	-	-	-
Total non-performing assets	$ 207	$ 101	$ 357

Loans greater than 30 days delinquent	$ 1,267	$ 1,484	$ 2,022
Loans greater than 30 days delinquent as a percentage of loans	0.25%	0.30%	0.40%

Non-performing loans as a percentage of loans	0.03%	0.02%	0.06%
Non-performing assets as a percentage of assets	0.03%	0.01%	0.05%

Allowance for loan loss as a percentage of non-performing loans	5,640.38%	9,811.96%	2,964.03%
Allowance for loan loss as a percentage of non-performing assets	4,250.72%	8,937.62%	2,515.69%
Allowance for loan loss as a percentage of total loans	1.71%	1.81%	1.79%

Loan portfolio composition:
Real estate:
One- to four-family residential	$ 88,867	$ 87,117	$ 97,455
Home equity	30,373	29,426	28,775
Five or more family residential	127,439	126,470	126,199
Commercial	152,857	142,329	144,717
Total real estate	399,536	385,342	397,146

Real estate construction:
One- to four-family residential	34,290	29,551	16,183
Five or more family residential	-	-	-
Commercial	-	-	-
Total real estate construction	34,290	29,551	16,183

Consumer:
Automobile	45,057	48,596	52,567
Credit cards	21,357	21,270	22,447
Other	10,122	10,380	11,802
Total consumer	76,536	80,246	86,816

Commercial/Business	6,148	3,446	2,828
Subtotal	516,510	498,585	502,973

Less: Deferred loan (fees) costs, net	(515)	(431)	(254)
Less: Allowance for loan losses	(8,799)	(9,027)	(8,981)
Total loans, net	$ 507,196	$ 489,127	$ 493,738

Sold loans, serviced for others	$ 103,928	$ 107,554	$ 99,416

Core deposits (all deposits, excluding CDs)	$ 182,470	$ 192,584	$ 196,509
Non-core deposits (CDs)	191,335	169,174	148,407
Total deposits	$ 373,805	$ 361,758	$ 344,916

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